April 6, 2022 Shriram Revankar Dear Shriram, as Senior Vice President, Advanced Technology Group, reporting to Kevin Yeaman, President & Chief Executive Officer. Your date of hire is Monday, May 2, 2022. Your starting base salary will be $515,000.00 per year, payable bi-weekly (in accordance with our 9/80 work schedule) and subject to applicable tax withholdings. l year ending September 30, 2022. You are eligible to receive an Executive Plan target award of 65% of your annual base salary, prorated to your date of hire. Your actual bonus, which may be more or less than your target, will be based on the achievement of company goals, your individual performance and the terms of the Executive Plan. Subject to your continued employment with Dolby and the terms of the Executive Plan, your incentive payout under the Executive Plan is anticipated to be in December 2022 for the fiscal year ending September 30, 2022. You will receive one- value of $5,000,000.00, allocated as follows: 75% of the target grant value will be awarded in the form of RSUs and 25% of the target grant value will be awarded in the form of stock options. The awards will have a grant date of the 15th day (or the next business day if the 15th day is not on a business day) of the calendar month on or following your date of hire. The stock options will have an exercise price equal to the fair market value of the Class A common stock as of the close of the market on the date of grant. The stock options and RSUs are also subject to the standard terms and conditions of the Plan and the execution of the applicable award agreements. This offer also includes a sign-on bonus of $250,000.00 (less all federal, state, and local tax withholdings) that will be paid to you in your first paycheck from Dolby. If within 24 months of receiving this payment you resign your employment or are terminated for Cause (other than for Good Reason, as defined below), the full amount will be repayable to Dolby immediately. If Dolby terminates your employment for reasons other than Cause, as defined below, the sign on bonus will not be repayable to Dolby. Fo events or conditions unless consented to by you: (i) a material reduction in your base salary to a level below that in effect immediately preceding such reduction (other than pursuant to a reduction that also is applied generally to employees of Dolby at your then level); or (ii) requiring you to be based at any place outside a 50-mile radius from your then job location or residence, except for reasonably required travel on business. For purposes of this offer letter, order of Dolby; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of Dolby; (iv) dishonesty, intentional misconduct or material breach of any agreement with Dolby; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. Please be advised that your sign-on bonus will be subject to federal and state taxation. For specific tax information, please refer to the IRS website or contact your tax advisor. As a full-time employee of Dolby, you will be eligible to participate in our comprehensive benefits program. As part of your benefits package, you will initially accrue Personal Time Off (PTO) at a rate of 4.62 hours per full pay period (120 hours per year). Additionally, you will receive 40 hours per year, up to a maximum of 120 hours, in a Reserve Illness Account (RIA) on January 1st (a prorated number of hours will be added for calendar year 2022 upon hire). You d paid holidays. e following your date of hire. All benefits plans and programs are subject to the terms of the applicable plan or program, as they may exist from time to time. The employment relationship between you and Dolby is one of employment "at-will" with either party having the right to terminate the relationship at any time, with or without cause. Our employment at- President. By signing this offer of employment as set forth below, you acknowledge that this offer of employment is contingent upon completion of the four factors noted below prior to or on your first day of employment. The documents noted in factors 1) & 2) will be sent to you electronically. 1. That you execute a Confidential Information and Invention Assignment Agreement upon acceptance of our offer of employment. 2. That you sign the Acknowledgement of Receipt Form to acknowledge that you have received and read the following: a. Dolby Laboratories, Inc. Code of Business Conduct b. c.

d. Dolby Laboratories, Inc. Policy Regarding Reporting of Financial and Accounting 3. That on your first day of employment, you produce documentation that verifies your eligibility to be legally employed in the United States. This documentation generally consists of any combination of documents listed on the enclosed Employment Eligibility Verification (I-9) Form. This documentation must be presented to us on your first working day. As needed, Dolby will sponsor non-immigrant visas for you and your dependents to the extent of your eligibility. 4. That a pre-employment background and reference check is completed to our satisfaction. Please accept this offer by signing below and returning it to my attention no later than 5p.m. (PDT) on Thursday, April 7, 2022. We very much hope that you will accept our offer, but if we do not receive your acceptance by that time, this offer will expire. We feel that you can make a significant contribution to the growth and future of Dolby and we look forward to welcoming you to our team! Sincerely, ___________________________________ Linda Rogers Chief People Officer ************************************************************************ I have read, understand, and accept the offer of employment as stated above: ___________________________________ Date:

Shriram Revankar